Exhibit 99.1

FICO Announces Earnings of $0.38 per Share for Fiscal Fourth Quarter 2010

Revenue of $155 million and bookings of $106 million

MINNEAPOLIS--(BUSINESS WIRE)--November 3, 2010--FICO (NYSE:FICO), the leading provider of analytics and decision management technology, today announced financial results for its fourth fiscal quarter ended September 30, 2010.

Fourth Quarter Fiscal 2010 Results
Net income for the quarter totaled $15.8 million, or $0.38 per share, which includes $0.03 per share of restructuring charges. This compares with prior-year period net income of $17.1 million, or $0.35 per share.

Fourth Quarter Fiscal 2010 Revenue
The company reported quarter revenues of $155.1 million versus $151.9 million reported in the prior year period.

“Our results demonstrate growth in both top-line revenue and new bookings, and general stabilization of our business despite continued macroeconomic challenges,” said Mark Greene, chief executive officer. “As we enter fiscal 2011, I believe we’re well-positioned to realize growth by capitalizing on improving market conditions, our robust and relevant product portfolio, and leadership and other organizational enhancements made during the past year.”

Revenues for fourth quarter fiscal 2010 across each of the company’s three operating segments were as follows:

  Applications revenues, which include the company’s preconfigured Decision Management applications and associated professional services, were $96.1 million in the fourth quarter compared to $94.5 million in the prior year quarter, an increase of 2%, primarily due to an increase in revenue from Fraud Management solutions and Marketing Solutions, slightly offset by a decline in Customer Management solutions.
  Scores revenues, which include the company’s business-to-business (B2B) scoring solutions and associated professional services, and the myFICO® business-to-consumer (B2C) service, were $41.7 million in the fourth quarter, which is consistent with the $42.1 million in the prior year quarter.

  Tools revenues, which include Blaze Advisor®, Xpress Optimization and related professional services, were $17.3 million in the fourth quarter compared to $15.3 million in the prior year quarter, an increase of 13%, primarily due to increases associated with several large license sales during the quarter.

Bookings
Bookings for the fourth quarter were $105.6 million compared to $85.9 million in the same period last year. Bookings represent contracts signed in the current reporting period that will generate new future revenue streams. Management regards the volume of bookings achieved, among other factors, as an important indicator of future revenues, but they are not comparable to, nor should they be substituted for, an analysis of the company’s revenues, and they are subject to a number of risks and uncertainties concerning timing and contingencies affecting product delivery and performance.

Balance Sheet and Cash Flow
Cash and cash equivalents, and investments were $230.3 million at September 30, 2010, as compared to $390.3 million at September 30, 2009. Significant changes in cash and cash equivalents from September 30, 2009 include $105.8 million of cash provided by operations, $196.1 million of cash used to repurchase common stock, $50.0 million related to the repayment of our net debt outstanding, $17.5 million related to the purchase of property and equipment, and $3.6 million of dividends paid.

Outlook
The company is providing the following financial guidance for fiscal 2011.

Fiscal 2011 GAAP Guidance
Revenue	$620 million - $625 million
Net Income	$65 million - $67 million
Earnings Per Share (assumes 39.9 million outstanding shares)	$1.63 - $1.68

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (4:00 p.m. Central Time/2:00 p.m. Pacific Time) to report its fourth quarter fiscal 2010 results and provide various strategic and operational updates. The call can be accessed at FICO's Web site at www.FICO.com (follow the instructions on the Investor Relations page). A replay of the webcast will be available through December 3, 2010.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About FICO
FICO (NYSE:FICO; www.FICO.com) is the leader in decision management, transforming business by making every decision count. FICO combines trusted advice, world-class analytics, and innovative applications to help businesses automate, improve, and connect decisions over customer lifecycles and across the enterprise. Clients in 80 countries work with FICO to increase customer loyalty and profitability, reduce fraud losses, manage credit risk, meet regulatory and competitive demands, and rapidly build market share. FICO also helps millions of individuals manage their credit health through its consumer website, www.myFICO.com.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company’s Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions, and other risks described from time to time in FICO’s SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2009 and its last quarterly report on Form 10-Q for the period ended June 30, 2010. If any of these risks or uncertainties materializes, FICO’s results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FICO, myFICO and Blaze Advisor are all trademarks or registered trademarks of Fair Isaac Corporation in the United States and in other countries.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters and Years Ended September 30, 2010 and 2009
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues:
Transactional and maintenance	$110,778	$116,056	$455,487	$478,702
Professional services	27,174	24,621	102,878	112,413
License	17,146	11,245	47,278	39,620
Total revenues	155,098	151,922	605,643	630,735

Operating expenses:
Cost of revenues	48,456	45,793	180,932	206,448
Research and development	16,178	18,217	73,581	73,626
Selling, general and administrative	59,286	51,800	225,263	209,319
Amortization of intangible assets	1,983	3,269	10,901	12,891
Restructuring	1,617	-	1,617	8,711
Loss on sale of product line assets	-	-	-	2,993
Total operating expenses	127,520	119,079	492,294	513,988
Operating income	27,578	32,843	113,349	116,747
Other expense, net	(7,538)	(4,893)	(21,045)	(19,177)
Income from operations before income taxes	20,040	27,950	92,304	97,570
Provision for income taxes	4,199	10,842	27,847	32,105
Income from continuing operations	15,841	17,108	64,457	65,465
Loss from discontinued operations	-	-	-	(363)
Net income	$15,841	$17,108	$64,457	$65,102

Basic earnings (loss) per share:
Continuing operations	$0.39	$0.35	$1.44	$1.35
Discontinued operations	-	-	-	(0.01)
Total	$0.39	$0.35	$1.44	$1.34

Diluted earnings (loss) per share:
Continuing operations	$0.38	$0.35	$1.42	$1.34
Discontinued operations	-	-	-	(0.01)
Total	$0.38	$0.35	$1.42	$1.33

Shares used in computing earnings (loss) per share:
Basic	41,141	48,513	44,903	48,658
Diluted	41,590	48,772	45,308	48,776

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2010 and 2009
(In thousands)
(Unaudited)

	September 30,	September 30,
	2010	2009

ASSETS:
Current assets:
Cash and cash equivalents	$146,199	$178,157
Marketable securities	68,615	139,673
Accounts receivable, net	113,187	101,742
Prepaid expenses and other current assets	19,174	22,986
Total current assets	347,175	442,558

Marketable securities and investments	15,441	72,445
Property and equipment, net	30,975	34,340
Goodwill and intangible assets, net	693,197	705,895
Other assets	36,928	48,650
	$1,123,716	$1,303,888

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$37,497	$46,776
Accrued compensation and employee benefits	33,697	28,139
Deferred revenue	42,953	39,673
Current maturities on long-term debt	8,000	-
Total current liabilities	122,147	114,588

Revolving line of credit	-	295,000
Senior notes	512,000	275,000
Other liabilities	14,655	19,031
Total liabilities	648,802	703,619

Stockholders’ equity	474,914	600,269
	$1,123,716	$1,303,888

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
For the Quarters and Years Ended September 30, 2010 and 2009
(In thousands)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2010	2009	2010	2009

Applications revenues:
Transactional and maintenance	$62,899	$67,440	$257,275	$274,123
Professional services	23,514	21,303	86,097	92,000
License	9,647	5,843	23,886	17,007
Total applications revenues	$96,060	$94,586	$367,258	$383,130

Scores revenues:
Transactional and maintenance	$40,960	$41,786	$170,141	$178,048
Professional services	631	298	2,042	1,527
License	156	-	156	-
Total scores revenues	$41,747	$42,084	$172,339	$179,575

Tools revenues:
Transactional and maintenance	$6,919	$6,830	$28,071	$26,531
Professional services	3,029	3,020	14,739	18,886
License	7,343	5,402	23,236	22,613
Total tools revenues	$17,291	$15,252	$66,046	$68,030

Total revenues:
Transactional and maintenance	$110,778	$116,056	$455,487	$478,702
Professional services	27,174	24,621	102,878	112,413
License	17,146	11,245	47,278	39,620
Total revenues	$155,098	$151,922	$605,643	$630,735

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2010 and 2009
(In thousands)
(Unaudited)

	Year Ended
	September 30,
	2010	2009
Cash flows from operating activities:
Net income	$64,457	$65,102
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	30,918	38,419
Share-based compensation	17,305	19,935
Changes in operating assets and liabilities net of disposition effects	(10,536)	38,369
Other, net	3,636	(10,192)
Net cash provided by operating activities	105,780	151,633

Cash flows from investing activities:
Purchases of property and equipment	(17,453)	(13,958)
Cash proceeds from sales of product line assets	2,182	4,000
Net activity from marketable securities	125,858	(73,289)
Other, net	50	1,300
Net cash provided by (used in) investing activities	110,637	(81,947)

Cash flows from financing activities:
Payments on revolving line of credit	(295,000)	-
Proceeds from issuance of Senior Notes	245,000	-
Proceeds from issuances of common stock	1,410	3,289
Repurchases of common stock	(196,119)	(18,500)
Other, net	(3,764)	(3,607)
Net cash used in financing activities	(248,473)	(18,818)

Effect of exchange rate changes on cash	98	(2,389)

Increase (decrease) in cash and cash equivalents	(31,958)	48,479
Cash and cash equivalents, beginning of period	178,157	129,678
Cash and cash equivalents, end of period	$146,199	$178,157

CONTACT:
FICO
Investors/Analysts:
Michael Pung, 800-213-5542
investor@fico.com
or
Media:
Steve Astle, 415-446-6204
stephenastle@fico.com